Exhibit 10.2

SECURED PROMISSORY NOTE

$18,000,000.00	Salt Lake City, Utah
March 14, 2007

1. PROMISE TO PAY.

FOR VALUE RECEIVED, FRANKLIN COVEY CO., a Utah corporation (“Maker”), with a business address of 2200 West Parkway Blvd., Salt Lake City, Utah 84119, promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association (“Holder”), at its office at 80 West Broadway, Suite 200, Salt Lake City, Utah, 84101, or at such other place as Holder may from time to time designate in writing, the principal sum of up to EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00), or so much thereof as shall from time to time be disbursed under that certain Revolving Line of Credit Agreement (as it may be amended, modified, extended, and renewed from time to time, the “Loan Agreement”) of even date herewith between Maker and Holder, together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Section 5 hereof. This Secured Promissory Note (as it may be amended, modified, extended, and renewed from time to time, the “Note”) is issued pursuant to, entitled to the benefits of, and referred to as the “Note” in the Loan Agreement. In the event of any inconsistency between the provisions of this Note and the provisions of the Loan Agreement, the Loan Agreement shall control.

2. DEFINITIONS.

The following terms shall have the following meanings when used herein. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The term “Affiliate” does not include the officers, directors, or employees of a Person, if the Person is a corporation, and does not include the employees or members of a Person, if the Person is a limited liability company or limited partnership.

“Business Day” means a day other than a Saturday, Sunday or any other day on which Holder’s branch located at 80 West Broadway, Salt Lake City, Utah is authorized or obligated to close.

“Default Interest Rate” means a rate of interest equal to the lesser of (a) the aggregate of THREE PERCENT (3.0%) per annum plus the Interest Rate and (b) the highest rate legally permissible under applicable law. The Default Interest Rate shall change from time to time as and when the Interest Rate changes.

“Interest Rate” means an interest rate equal to the Interest Rate, as defined in Section 1.1 of the Loan Agreement.

“Loan Documents” has the meaning given to such term in the Loan Agreement.

“Maturity Date” means March 14, 2010.

“Payment Date” means the first (1st) day of each calendar month.

3. MATURITY DATE.

Absent the occurrence and continuance of an Event of Default hereunder or under any of the Loan Documents, the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents, shall be due and payable on the Maturity Date. If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest included in such payment.

4. REVOLVING LINE OF CREDIT.

The Loan evidenced hereby is a revolving line of credit and Maker shall be entitled to reborrow amounts prepaid prior to the Maturity Date. Although the outstanding principal balance of this Note may be zero from time to time, this Note and the other Loan Documents will remain in full force and effect until the Maturity Date or until all obligations of Maker or Guarantor relating to the Loan are indefeasibly paid and performed in full, whichever is later. Upon the occurrence, and continuance, of any Event of Default, Holder may suspend or terminate its commitment to make Advances of the proceeds hereof without notice to Maker or further act on the part of Holder.

5. INTEREST.

(a)
Absent a continuing Event of Default hereunder or under any of the Loan Documents, each Advance made hereunder shall bear interest at the Interest Rate in effect from time to time as determined in accordance with the Loan Agreement, subject to the limitations of Section 15 of this Note. Interest on this Note shall be computed by applying the ratio of the annual Interest Rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

(b)
All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by Holder is equal to that required by this Note.

(c)
Interest accruing hereunder shall be payable by Maker to Holder monthly, the first of which interest payments shall be payable on the Payment Date occurring in May 2007, and on each Payment Date thereafter as provided in the Loan Agreement. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

6. LAWFUL MONEY.

Principal and interest are payable in lawful money of the United States of America.

7. APPLICATION OF PAYMENTS; LATE CHARGE; DEFAULT RATE.

(a)
Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to any unpaid collection costs, late charges and other charges, and any remaining amount to principal; provided however, upon a continuing Event of Default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its reasonable discretion.

(b)
If any payment required under this Note is not paid within ten (10) days after such payment is due, then, at the option of Holder, Maker shall pay a late charge equal to five percent (5.0%) of the amount of such payment or Twenty-Five and No/100 Dollars ($25.00), whichever is greater, up to the maximum amount of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per late charge to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

(c)
Upon a continuing Event of Default or upon maturity by acceleration, Holder, at its option, may also, if permitted under applicable law, do one or both of the following, in addition to any other right or remedy available to Holder: (i) increase the applicable interest rate on this Note to the Default Interest Rate, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate hereunder will not exceed the maximum rate permitted by applicable law. Application of the Default Interest Rate will not cure any Event of Default.

8. SECURITY; GUARANTY.

This Note is secured by one or more liens and security interests upon the Collateral, as more particularly set forth in the Loan Agreement and other Loan Documents, and payments hereunder are unconditionally guaranteed by Guarantor pursuant to the Guaranty.

9. EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

(a)	Failure by Maker to pay any monetary amount within ten (10) days of when due under any Loan Document; or

(b)	The occurrence of any event of default under any of the other Loan Documents.

10. REMEDIES.

Upon the occurrence, and during the continuance, of an Event of Default, then at the option of Holder, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), without notice or demand, the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate. Maker may also, at its election, add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the Default Interest Rate. The Interest Rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances. No delay or omission on the part of Holder in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right and no application of the Default Interest Rate or addition of interest to principal shall constitute an election of remedies by Holder nor shall any such exercise of any right cure any Event of Default under the Loan Documents.

11. WAIVER.

(a)
Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, Holder may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

(b)
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAKER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST HOLDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS NOTE OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

12. CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Holder to exercise and no delay by Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13. ATTORNEYS’ FEES.

If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including, but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) or with regard to any arbitration or other dispute resolution proceeding.

14. SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

15. INTEREST RATE LIMITATION.

Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including without limitation, the Origination Fee and any other fees to be paid by Maker pursuant to the provisions of the Loan Documents. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Utah. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Utah, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

16. NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

17. HEADINGS.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

18. CHOICE OF LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF MAKER AND HOLDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18.

19. INTEGRATION.

The Loan Documents contain the complete understanding and agreement of Holder and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, MAKER IS NOTIFIED THAT THIS NOTE AND OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. COUNTERPARTS.

This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.

21. BINDING EFFECT.

The Loan Documents will be binding upon, and inure to the benefit of, Holder, Maker, and their respective successors and assigns. Maker may not delegate its obligations hereunder or under the Loan Documents.

22. TIME OF THE ESSENCE.

Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

22. SURVIVAL.

The representations, warranties, and covenants of Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

FRANKLIN COVEY CO.
a Utah corporation
By:	/s/ RICHARD PUTNAM
Name: Richard Putnam
Title: Treasurer and Vice President of Investor Relations "Maker"